                                                                   Exhibit 23.16

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated November 15, 1999 on Stortext (Holdings) Limited Group's financial statements, included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 24, 1999, and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen


Edinburgh, Scotland
November 18, 1999